CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference into the registration statement of Top Air Manufacturing, Inc. on Form S-8 (Registration No 33-74378) of our report dated July 28, 1997, with respect to the financial statements of Top Air Manufacturing, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997.



                                         /s/McGladrey & Pullen, LLP



Waterloo, Iowa
August 28, 1997